Exhibit 16.1

August 4, 2025

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We have read the statements made by Wilson Bank Holding Company, which we understand will be filed with the Securities Exchange Commission, pursuant to Item 4.01 of Form 8-K, as part of the Form 8-K for Wilson Bank Holding Company dated August 4, 2025. We agree with the statements concerning our Firm in such Form 8-K. We have no basis to agree or disagree with other statements made in Item 4.01 of Form 8-K.

Respectfully

MAGGART & ASSOCIATES, P.C.